Exhibit 99.1

Contents

Page

Independent Auditor’s Report	3 - 4

Financial Statements

Statements of Revenues and Direct Operating Expenses	5

Notes to the Financial Statements	6 - 7

Supplemental Oil and Natural Gas Information (Unaudited)	8 - 10

Independent Auditor’s Report

Halcón Management

Halcón Resources Corporation

Houston, Texas

We have audited the accompanying statements of revenues and direct operating expenses of the oil, natural gas and natural gas liquids producing properties and gathering systems (the “Acquired Properties”), as defined in Note 1, acquired on February 28, 2017 by Halcón Resources Corporation for the years ended December 31, 2016 and 2015.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the statements of revenues and direct operating expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statements of revenues and direct operating expenses that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the statements of revenues and direct operating expenses based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statements of revenues and direct operating expenses. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the statements of revenues and direct operating expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the statements of revenues and direct operating expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statements of revenues and direct operating expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Acquired Properties for the years ended December 31, 2016 and 2015 in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As described in Note 1, the accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Halcón Resources Corporation’s Form 8-K and are not intended to be a complete presentation of the results of the operations of the Acquired Properties.  Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

March 1, 2017
Houston, Texas

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE ACQUIRED PROPERTIES

Year Ended December 31,	2016	2015

Revenues:
Oil, natural gas and natural gas liquids sales	$33,938,187	$11,477,794
Transportation services	1,257,268	50,115

Total revenues	35,195,455	11,527,909

Direct operating expenses:
Lease operating expenses	3,743,002	1,691,898
Workover expenses	230,440	—
Transportation expenses	1,222,623	21,985
Production taxes	1,886,241	614,112
Marketing expenses	435,849	116,539

Total direct operating expenses	7,518,155	2,444,534

Revenues in excess of direct operating expenses	$27,677,300	$9,083,375

See accompanying Notes to the Statements of Revenues and Direct Operating Expenses.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE ACQUIRED PROPERTIES

Notes to the Financial Statements

1.              Summary of Significant Accounting Policies

Basis of Presentation

On January 18, 2017, Halcón Energy Properties, Inc., a wholly owned subsidiary of Halcón Resources Corporation (“Halcón” or the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Samson Exploration, LLC (“Seller”), pursuant to which Halcón has agreed to acquire oil, natural gas and natural gas liquids properties and gathering assets in the Southern Delaware Basin located in Pecos and Reeves Counties, Texas (collectively, the “Acquired Properties”) for a total purchase price of $705.0 million.  The effective date of the acquisition is November 1, 2016, and the transaction closed on February 28, 2017.

The Acquired Properties were not accounted for as a separate subsidiary or division during the periods presented. Accordingly, complete financial statements under U.S. generally accepted accounting principles (“GAAP”) are not available or practicable to obtain for the Acquired Properties. The Statement of Revenues and Direct Operating Expenses is not intended to be a complete presentation of the results of operations of the Acquired Properties and may not be representative of future operations as they do not include general and administrative expenses, effects of derivative transactions, interest income or expense, depreciation, depletion and amortization, provision for income taxes and other income and expense items not directly associated with revenues from natural gas, natural gas liquids (“NGLs”) and crude oil and transportation services. The accompanying Statements of Revenues and Direct Operating Expenses are presented in lieu of the full financial statements required under Rule 3-05 of the Securities and Exchange Commission’s Regulation S-X.

Revenue Recognition

Natural gas sales, NGLs, and Crude Oil Sales. The Acquired Properties oil, natural gas and natural gas liquids production is sold, title is passed and revenue is recognized at or near the Acquired Properties wells under short-term purchase contracts at prevailing prices in accordance with arrangements which are customary in the oil, natural gas and natural gas liquids industry. Sales of natural gas applicable to the Acquired Properties interest in producing natural gas leases are recorded using the sales method.  The sales method requires revenue recognition when the natural gas is metered and title transferred pursuant to the natural gas sales contracts covering the Acquired Properties interests in natural gas reserves. Revenues related to the sales of hydrocarbons totaled approximately $33.9 million and $11.5 million for the years ended December 31, 2016 and 2015, respectively. The Acquired Properties had no significant imbalances during the periods presented.

Transportation services.  Revenue is recognized under fee arrangements.  The gathering systems receive a fee for gathering and transportation of natural gas and gathering and recycling of water.  The fees under these arrangements are based on actual volumes and rates.  Revenues associated with these fees are recognized in the month to which the fee applies.  Revenues related to transportation services totaled $1,257,268 and $50,115 for the years ended December 31, 2016 and 2015, respectively.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE ACQUIRED PROPERTIES

Notes to the Financial Statements

Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of direct expenses of the Acquired Properties. The direct operating expenses include lease operating, production taxes, and transportation expenses.  Lease operating expenses include lifting costs, well repair expenses, facility maintenance expenses, well workover costs, and other field-related expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment, and facilities directly related to oil and gas production activities.  Transportation expenses include costs to gather, transport, treat and store natural gas and water.

Concentration of Credit Risk

Arrangements for oil, natural gas and natural gas liquids sales are evidenced by signed contracts with determinable market prices, and revenues are recorded when production is delivered. A significant majority of the purchasers of these products have investment grade credit rating and material credit losses have been rare.

The Acquired Properties had revenues from four purchasers, which accounted for 100% of total oil, natural gas and natural gas liquids revenues for the year ended December 31, 2016 and 2015. This concentration of customers may impact the Acquired Properties’ overall business risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions. The Sellers believe this risk is mitigated by the size, reputation and nature of its purchasers. All of the Acquired Properties’ revenues are from oil and gas production in Texas. These concentrations may also impact the Acquired Properties by changes in the Texas region.

2.              Subsequent Events

The Company has evaluated subsequent events through March 1, 2017, the date the accompanying Statements of Revenues and Direct Operating Expenses were available to be issued. There were no material subsequent events that required recognition or additional disclosure in the accompanying Statements of Revenues and Direct Operating Expenses.

3.              Contingencies

Pursuant to the terms of the Purchase and Sale Agreement between the Company and the Seller of the Acquired Properties, any obligations relating to claims, litigation or disputes pending as of the effective date (November 1, 2016) or any matters arising in connection with ownership of the Acquired Properties prior to the effective date are retained by the Seller.

The activities of the Acquired Properties’ working interest may become subject to potential claims and litigation in the normal course of operations. The Company is not aware of any legal, environmental or other contingencies that would have a material effect on the Statements of Revenues and Direct Operating Expenses.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE ACQUIRED PROPERTIES

Supplemental Oil and Natural Gas Information (Unaudited)

Oil and Natural Gas Reserves Information

The following tables summarize the net ownership interest in the proved oil and gas reserves and the standardized measure of discounted future net cash flows related to the proved oil, natural gas and natural gas liquids for the Acquired Properties.

Proved reserves were estimated by qualified petroleum engineers of the Company using historical data and other information from the records of the Seller.

Numerous uncertainties are inherent in establishing quantities of proved reserves. The following reserve data represents estimates only, and should not be deemed exact. In addition, the standardized measure of discounted future net cash flows should not be construed as the current market value of the Acquired Properties or the cost that would be incurred to obtain equivalent reserves.

All information set forth herein relating to the proved reserves, including the estimated future net cash flows and present values, from those dates, is taken or derived from the records of the Sellers of the Acquired Properties. The estimates of reserves attributable to the Acquisition may include development plans for those properties which are different from those that the Company will ultimately implement. These estimates were based upon review of historical production data and other geological, economic, ownership, and engineering data provided related to the reserves. No reports on these reserves have been filed with any federal agency. In accordance with the SEC’s guidelines, estimates of proved reserves and the future net revenues from which present values are derived were based on an unweighted 12-month average of the first-day-of-the-month price for the period, and held constant throughout the life of the Acquired Properties. Operating costs, development costs, and certain production-related taxes, which are based on current information and held constant, were deducted in arriving at estimated future net revenues.

The proved reserves of the Acquired Properties, all held within the United States, together with the changes therein are as follows:

	Oil (MBbls)	Natural Gas and NGL (MMcf)	Total (Mboe)

Balance as of January 1, 2015	278,756	1,091,566	460,684
Revisions to previous estimates	131,363	(85,845)	117,056
Extensions and discoveries	1,174,557	1,907,736	1,492,512
Production	(240,181)	(313,856)	(292,490)

Balance as of December 31, 2015	1,344,495	2,599,600	1,777,762
Revisions to previous estimates	437,234	612,192	539,266
Extensions and discoveries	14,154,731	31,857,305	19,464,282
Production	(722,651)	(1,118,084)	(908,998)

Balance as of December 31, 2016	15,213,810	33,951,014	20,872,312

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE ACQUIRED PROPERTIES

Supplemental Oil and Natural Gas Information (Unaudited)

Proved Developed	Oil (MBbls)	Natural Gas and NGL (MMcf)	Total (Mboe)

Balance as of January 1, 2015	278,756	1,091,566	460,684
Balance as of December 31, 2015	1,344,495	2,599,600	1,777,762
Balance as of December 31, 2016	3,231,278	7,484,011	4,478,613

Proved Undeveloped

Balance as of January 1, 2015	—	—	—
Balance as of December 31, 2015	—	—	—
Balance as of December 31, 2016	11,982,532	26,467,003	16,393,699

Natural gas and natural gas liquids have been combined as these products have not been tracked independently and it is not practicable to obtain and disclose such information separately.

Future cash inflows are computed by applying a 12-month average of the first day of the month commodity price adjusted for location and quality differentials to year-end quantities of proved reserves. Future development costs include future asset retirement costs. Future production costs do not include any general and administrative expenses. A discount factor of 10% was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended to represent the replacement cost or fair value of the Acquired Properties.

The discounted future cash flow estimates do not include the effects of derivative instruments. The average price used per commodity follows:

Year Ended December 31,	2016	2015

Average 12-month price, net of differentials, per Mcf of natural gas	$2.48	$2.59
Average 12-month price, net of differentials, per barrel of oil	$42.75	$50.28

Standardized measure of discounted future net cash flows relating to proved reserves was as follows:

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE ACQUIRED PROPERTIES

Supplemental Oil and Natural Gas Information (Unaudited)

Year Ended December 31,	2016	2015

Future cash inflows	$695,655,800	$70,852,300

Future costs -
Production	(200,606,800)	(23,137,900)
Development and net abandonment	(200,997,400)	—
Future net inflows before income taxes	294,051,600	47,714,400
Future income taxes	(102,918,060)	(16,700,040)
Future net cash flows	191,133,540	31,014,360
10% discount factor	(121,449,640)	(11,144,640)
Standardized measure of discounted future net cash flows	$69,683,900	$19,869,720

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE ACQUIRED PROPERTIES

Supplemental Oil and Natural Gas Information (Unaudited)

The principal changes in standardized measure of discounted future net cash flows were as follows:

Year Ended December 31,	2016	2015

Standardized measure at the beginning of the year	$19,869,720	$7,237,295

Sales, net of production costs	(26,843,670)	(9,044,056)
Net change in prices, net of production costs	709,093	(2,563,020)
Extension, discoveries, and improved recovery, net of future production and development costs	95,030,547	25,663,910
Revision of quantity estimates	4,663,119	2,012,783
Accretion of discount	1,493,848	406,508
Net change in income taxes	(26,823,020)	(6,802,075)
Changes in production rates and timing	1,584,262	2,958,375

Standardized measure at the end of the year	$69,683,900	$19,869,720